Exhibit 7 (m)

SCHEDULE 13D GROUP FILING AGREEMENT

This SCHEDULE 13D GROUP FILING AGREEMENT (this “Agreement”), is made and entered into as of October 28, 2013, by and among (i) Markham LLC, a Delaware limited liability company (“Markham”), Orogen Energy, Inc., a Delaware corporation (“Orogen”), Zoran Limited, a private limited company organized in the United Kingdom (“Zoran”), Dorrier Equities LP, a Texas limited partnership (“Dorrier Equities”), Dorrier Management Trust, a Texas trust (“DMT”), and (ii) the following persons: Julian McIntyre, the President and a Manager of Markham (“McIntyre”), Yumi Hattori McIntyre an individual affiliated with Markham (“Yumi McIntyre”), Venkat Siva, the Vice President, the Secretary and a Manager of Markham (“Siva”), and John Dorrier (“Dorrier”), an individual affiliated with Orogen (each, for the purposes hereof, an “Indirect Beneficial Owner” and collectively, the “Indirect Beneficial Owners”).  Markham and Orogen are hereinafter sometimes referred to individually as a “Stockholder” and collectively as the “Stockholders”.  Markham, Zoran, McIntyre, Yumi McIntyre and Siva are sometimes referred to as the “Markham Group” and Orogen, Dorrier Equities, DMT and Dorrier, are sometimes referred to as the “Orogen Group”.  The Stockholders and the Indirect Beneficial Owners are sometimes hereinafter individually referred to as a “Reporting Person” and collectively as the “Reporting Persons”.

RECITALS

A.                                    Markham and Orogen are each stockholders of Gasco Energy, Inc. a Nevada corporation (the “Company”), having a class or classes of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.                                    Markham and Orogen are parties to a certain Stockholders Agreement dated October 18, 2013 (as amended, the “Stockholders Agreement”), which provides, among other things, for certain agreements of Markham and Orogen with respect to the voting and the transfer of shares owned or to be owned by the Stockholders;

C.                                    By virtue of certain provisions of the Stockholders Agreement, the Reporting Persons may be deemed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) pursuant thereto; and

D.                                    The Reporting Persons desire to set forth their agreement with respect to a joint filing, on behalf of the “group” and each of its members, of an initial statement, on Schedule 13D, and any and all required amendments thereto, with respect to the beneficial ownership of securities of the Company by the group and its members.

E.                                     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.                                      Joint Filing of Schedule 13D and Amendments.  Each of the undersigned Reporting Persons agrees to file jointly (or cause the joint filing of, as the case may be), as a “group” within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder (the “Group”), with the Commission and to any national stock exchange on which the equity securities of the Company may then be listed) and the Company, (i) an initial statement, on Schedule 13D, with respect to the beneficial ownership of securities of the Company by the Group and its members (the “Initial Statement”), by October 28, 2013, and (ii) thereafter, during the term of this Agreement, any and all required amendments to such Initial Statement (individually, an “Amendment” and, collectively, the “Amendments”), as promptly as practicable following the date of the event, occurrence, transaction or other change in the facts stated in the Initial Statement that requires the filing of an amendment thereto, in each case, in accordance with Section 13(d) of the Exchange Act, Rule 13d-2 under the Exchange Act and the other pertinent rules and regulations promulgated by the Commission thereunder.  Each of the undersigned Reporting Persons further agrees that the Initial Statement and any and all Amendments filed with the Commission by or on behalf of the Group comprised of the undersigned Reporting Persons, in respect of the beneficial ownership of equity securities of the Company, shall be deemed to be filed by or on behalf of each of the undersigned Reporting Persons.

2.                                      Representations and Warranties of Stockholder Groups.

2.1                               Representations and Warranties of the Markham Group.  Each of the undersigned members of the Markham Group hereby represents and warrants in favor of each of the members of the Orogen Group that: (i) the members of the Markham Group are the only persons enumerated by General Instruction C of Schedule 13D that are required to provide the information called for by Items 2 - 6 inclusive of Schedule 13D with respect to the shares to be owned and held by the Markham Group pursuant to the terms and conditions of the Stockholders Agreement; (ii) there are no beneficial owners (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of the shares to be owned and held by the Markham Group subject to the terms of the Stockholders Agreement, other than the persons signatory hereto under the caption “Markham Group” on the signature pages hereof; (iii) such person has reviewed the draft Initial Statement (inclusive of the Exhibit list contained therein) attached hereto as Exhibit A and confirms the accuracy and completeness of the information and documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained therein, or referred to therein, as the case may be; and (iv) such person will promptly notify Orogen of the addition of any new member to the Markham Group as signatory to the Stockholders Agreement or the addition of any new beneficial owner (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of shares that become subject to the terms and conditions of the Stockholders Agreement and will use his, her or its best efforts to cause any such new beneficial owner of shares subject to the Stockholders Agreement, irrespective of whether or not such person becomes a signatory to the Stockholders Agreement, to acknowledge his, her or its membership in the Group and to evidence same by executing and delivering a joinder to this Agreement.

2.2                               Representations  and Warranties of the Orogen Group.  Each of the undersigned members of the Orogen Group hereby represents and warrants in favor of each of the members of the Markham Group that: (i) the members of the Orogen Group are the only persons enumerated by General Instruction C of Schedule 13D that are required to provide the information called for by Items 2 - 6 inclusive of Schedule 13D with respect to the shares owned and to be owned and held by the Orogen Group pursuant to the terms and conditions of the Stockholders Agreement; (ii) there are no beneficial owners (within the meaning of Section

13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of the shares to be owned and held by the Orogen Group subject to the terms of the Stockholders Agreement, other than the persons signatory hereto under the caption “Orogen Group” on the signature pages hereof; (iii) such person has reviewed the draft Initial Statement (inclusive of the Exhibit list contained therein) attached hereto as Exhibit A and confirms the accuracy and completeness of the information and documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained therein, or referred to therein, as the case may be; and (iv) such person will promptly notify Markham of the addition of any new member to the Orogen Group as signatory to the Stockholders Agreement or the addition of any new beneficial owner (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of shares that become subject to the terms and conditions of the Stockholders Agreement and will use his, her or its best efforts to cause any such new beneficial owner of shares subject to the Stockholders Agreement, irrespective of whether or not such person becomes a signatory to the Stockholders Agreement, to acknowledge his, her or its membership in the Group and to evidence same by executing and delivering a joinder to this Agreement.

3.                                      Provision of Information; Notification of Material Changes.

3.1                               Provision and Review of Information.  Each of the undersigned Reporting Persons agrees promptly to: (i) provide to each of the other signatories to this Agreement, any and all information and documents with respect to such Reporting Person and his, her or its direct or indirect beneficial ownership of shares as may be reasonably requested by such person in connection with the preparation of the Initial Statement or any Amendment thereto; (ii) review for accuracy and completeness any information or documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained in any draft of any Initial Statement or Amendment (inclusive of any schedules or exhibits thereto) submitted to such person for review and comment and provide any corrections or additions to the information or documentation contained therein as shall be necessary to ensure the accuracy and completeness thereof; (iii) review for accuracy and completeness, and for purposes of providing any information or documentation required to be contained in any Amendment required as a result of any subsequent material change to the facts set forth therein, any Initial Statement or Amendment that is filed with the Commission and a copy of which is distributed to such person; and (iv) inform each of the other signatories to this Agreement, of any material change in the facts set forth in the Initial Statement or any Amendment of which the Reporting Person becomes aware and provide and other signatories to this Agreement any and all information and documentation in connection therewith as is in the possession of such person for purposes of facilitating the preparation and filing of any required Amendment in connection therewith.

3.2                               Changes in Material Facts.  By way of example, and not by limitation, for purposes of this Agreement, a change in material facts shall include (i) an acquisition or disposition of any shares or other transaction with respect to any shares (inclusive of a grant to any person of the right to receive or the power to direct the receipt of dividends from, or the proceeds of sale of, such securities) or any event or occurrence which causes any Reporting Person to cease to be the beneficial owner of shares or member of the Group, (ii) any new contracts, arrangements, understandings or relationships (legal or otherwise) among any of the Reporting Persons or between any of such Reporting Persons and any other person with respect to any securities of the Company (including, without limitation, those relating to the transfer or voting of any securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, pledge of securities or any other arrangement involving a contingency the occurrence of which would give another person voting power or investment power over such securities), or any amendment or termination of any such contract, arrangement, understanding or relationship disclosed in the Initial Statement or any Amendment; (iii) the purpose or purposes of the acquisition of any additional shares (and the source and amount of funds therefor, including disclosure of any financing arrangements), or any change in intent with respect to the ownership of shares, or any plans or proposals that relate to or would result in:

(a)                                 the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company;

(b)                                 an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

(c)                                  a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

(d)                                 any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

(e)                                  any material change in the present capitalization or dividend policy of the Company;

(f)                                   any other material change in the Company’s business or corporate structure;

(g)                                  changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person;

(h)                                 causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

(i)                                     a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or

(j)                                    any action similar to any of those enumerated above;

or (iv) a change in any of the following:

(a)                                 the identity of any control person(s) of any Reporting Person,

(b)                                 the business address of any Reporting Person,

(c)                                  the principal occupation or employment (with respect to any natural person) or business (with respect to any entity) of any Reporting Person,

(d)                                 the citizenship of any Reporting Person, or

(e)                                  whether any Reporting Person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result thereof is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws.

4.                                      Termination.  This Agreement shall terminate upon the earlier to occur of (i) the termination of the Stockholders Agreement, (ii) the date that the Group ceases to beneficially own, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, at least five percent (5%) of the voting securities of the Company or (iii) the date the Company ceases to have a class of securities registered under the Exchange Act; provided, however, that notwithstanding the foregoing, the provisions of this Agreement shall remain in full force and effect until any required final Amendment shall have been filed with the Commission to reflect the termination of the Group’s filing obligations under Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder.  In addition, this Agreement shall terminate as to any Reporting Person on the date that such Stockholder (or with respect to any Indirect Beneficial Owner, the date that the Stockholder through whom he, she or it has an indirect beneficial interest in the securities of the Company) ceases to be a party to, or in any manner subject to the obligations or entitled to the benefits of, the Stockholders Agreement; provided, however, that notwithstanding the foregoing, the provisions of this Agreement shall remain in full force and effect with respect to such Reporting Person until any required Amendment shall have been filed with the Commission to reflect that such Reporting Person is no longer a member of the Group.

5.                                      Certain Definitions and Interpretations.

5.1                               Definitions.  As used herein the following terms shall have the meanings set forth below:

(a)                                 The term “affiliate” means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with such person.

(b)                                 The term “control” as used herein shall have the meaning specified in Rule 405 promulgated by the Commission under the Securities Act of 1933, as amended.

(c)                                  The term “Indirect Beneficial Owner” as used herein shall include, in addition to each control person of the original Stockholders signatory to the Stockholders Agreement, each of whom is also an original signatory to this Agreement, any control person of any transferee of any Stockholder that is required to execute and deliver an Adoption Agreement pursuant to Section 11.1 of the Stockholders Agreement, any transferee of or successor to any Indirect Beneficial Owner with respect to any indirect beneficial interest in any shares and any person who hereinafter becomes a control person of any Reporting Person, in each respect, only so long as such person is a beneficial owner, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any shares that are subject to the terms of the Stockholders Agreement.

(d)                                 The term “party” or “party to this Agreement” as used herein shall mean (i) any person signatory to this Agreement, (ii) any transferee of any shares owned by any Stockholder that is required to execute and deliver an Adoption Agreement pursuant to Section 11.1 of the Stockholders Agreement in connection with its acquisition of shares, (iii) any control person of any such transferee that would be deemed the indirect beneficial owner, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any such shares acquired by such transferee and (iv) any transferee of or successor to any Indirect Beneficial Owner with respect to any indirect beneficial interest in any shares and any person who hereafter becomes a control person of any Reporting Person.

(e)                                  The term “person” as used herein means any individual, corporation, company, partnership, joint venture, trust, association, unincorporated organization, or other entity or group.

(f)                                   The term “shares” as used herein shall be deemed to refer to all the shares of the Common Stock of the Company owned by the Stockholders or any Indirect Beneficial Owner at the time of execution of this Agreement; any additional shares of the Common Stock of the Company hereafter acquired by any Stockholder or any Indirect Beneficial Owner; any shares of the Common Stock of the Company hereafter issued in exchange therefor by way of reclassification of shares, merger, consolidation, reorganization, recapitalization or otherwise; any additional shares issued to the respective Stockholders or any Indirect Beneficial Owner by reason of stock dividends, share distributions, increases in the outstanding shares; and (unless the context does not permit such interpretation) any shares of the Common Stock of the Company issuable to any Stockholder or any Indirect Beneficial Owner upon exercise of options, warrants, rights, and conversion rights or privileges including, without limitation, upon conversion of shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share.

(g)                                  The term “Stockholder” as used herein shall include, in addition to the original signatories to the Stockholders Agreement, each of whom is also a signatory to this Agreement, any transferee of any Stockholder that is required to sign (and signs) an Adoption Agreement pursuant to Section 10.1 of the Stockholders Agreement, in each respect, only so long as such person holds shares.

5.2                               Interpretations.  Titles appearing at the beginning of any of sections or subsections hereof are for convenience only and shall not constitute part of such sections or subsections and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  The word “or” is not exclusive.  The word “including” means “including, without limitation.”  Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.  No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

6.                                      Merger of the Company.  In the event of the merger of the Company with and into any other corporation in which the Company’s shares are converted into the equity securities of the surviving entity which equity securities are registered with the Commission pursuant to the Exchange Act, this Agreement shall continue in effect and thereafter any references in this Agreement to the Company shall refer to the surviving corporation pursuant to such merger.

7.                                      Binding Effect; Successors and Assigns.  This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  The provisions of this Agreement shall be binding upon (i) transferees of Stockholders who are required to sign an Adoption Agreement pursuant to Section 10.1 of the Stockholders Agreement), (ii) any control person of any such transferee that would be deemed the indirect beneficial owner, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any such shares acquired by such transferee, (iii) transferees of Indirect Beneficial Owners with respect to any indirect beneficial ownership of any shares, (iv) any person who hereinafter becomes a control person of any Reporting Person (each, a “New Reporting Person”).  No Reporting Person signatory hereto shall transfer any direct or indirect beneficial interest in any shares to any person that is not a signatory to this Agreement (other than any transfer of shares by any Stockholder to a Third Party Purchaser in compliance with the Stockholders Agreement, and no person shall hereafter become a control person of any Reporting Person, unless said person shall execute a joinder to this Agreement and agree to be bound hereby.  Upon execution of any such joinder, said new Reporting Person shall be deemed to be a party hereto subject to the obligations created hereby.

8.                                      Further Assurances.  The parties agree to make, execute and deliver any and all agreements, instruments and documents, and to do any and all other acts, deeds and things, which may be necessary or advisable to carry out the provisions of this Agreement or to effectuate the intent and purpose thereof.

9.                                      Notices.  Any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing by certified or registered mail, facsimile, Federal Express, Express Mail, or personal delivery against written receipt addressed, transmitted or delivered, to the respective addresses of the parties set forth on the signature pages hereto, or to such other address as may be designated by any of them in a notice given to the other parties hereto.  Each such notice shall be deemed given at the time it is received by the addressee.

10.                               Amendment.  This Agreement supersedes and cancels all prior agreements and understandings among the parties hereto, and contains all of the terms and conditions agreed upon by the parties, with respect to the subject matter hereof, and none of the parties shall be bound by any representations, warranties, covenants or conditions with respect thereto not expressly set forth herein.  No modification of this Agreement shall be binding or given effect unless the same shall be in writing and signed by all of the persons who are then Reporting Persons.

11.                               Waiver.  Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

12.                               Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

MARKHAM GROUP:

c/o McIntyre Partners	MARKHAM LLC
30A Brook Street
London W1K 5DJ

	By:	/s/ Julian McIntyre
	Name:	Julian McIntyre
	Title:	President and Manager

c/o McIntyre Partners	ZORAN LIMITED
30A Brook Street
London W1K 5DJ

	By:	/s/ Venkat Siva
	Name:	Venkat Siva
	Title:	Director

c/o McIntyre Partners	/s/ Julian McIntyre
30A Brook Street	JULIAN MCINTYRE
London W1K 5DJ

c/o McIntyre Partners	/s/ Yumi Hattori McIntyre
30A Brook Street	YUMI HATTORI MCINTYRE
London W1K 5DJ

c/o McIntyre Partners	/s/ Venkat Siva
30A Brook Street	VENKAT SIVA
London W1K 5DJ

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OROGEN GROUP:

1 Riverway, Suite 610	OROGEN ENERGY, INC.
Houston, Texas 77056

	By:	/s/ John Dorrier
	Name:	John Dorrier
	Title:	Chairman and CEO

1 Riverway, Suite 610	DORRIER EQUITIES, LP
Houston, Texas 77056
By: Dorrier Management Trust,
its general partner

	By:	/s/ John Dorrier
	Name:	John Dorrier
	Title:	Sole Trustee

1 Riverway, Suite 610	DORRIER MANAGEMENT TRUST
Houston, Texas 77056

	By:	/s/ John Dorrier
	Name:	John Dorrier
	Title:	Sole Trustee

1 Riverway, Suite 610	/s/ John Dorrier
Houston, Texas 77056	JOHN DORRIER

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